                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                    BOMBARDIER CREDIT RECEIVABLES CORPORATION

         The undersigned, a natural person, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: The name of the corporation (hereinafter, the "Corporation") is "Bombardier Credit Receivables Corporation."

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1200 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The nature of business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities:

         a. To acquire, own, hold, sell, transfer, pledge or otherwise dispose of:

                  (1) interests in accounts receivable generated from advances, extensions of credit, revolving credit arrangements or evidences of indebtedness (the "Receivables"), including, without limitation, recreational, consumer and commercial product receivables and other trade receivables; and

                  (2) loan agreements, promissory notes or other evidences of indebtedness secured by Receivables or Participation Interests (defined below) ("Loans"); and

                  (3) participation interests and pass through certificates in pools of Receivables ("Participation Interests"), in each case together with any related collateral and agreements with dealers (or other obligors), originators and servicers of such Receivables.

         b. To act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement ("Agreements") to issue series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing undivided interests in Receivables, Loans, Participation Interests, Subordinated Interests (defined below) and/or Residual Interests (defined below) and/or to issue series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Receivables, Loans, Participation Interests, Subordinated Interests and/or

Residual Interests and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of such Certificates or Debt Obligations.

         c. To use proceeds from the Certificates as provided in the Agreements.

         d. To hold, pledge, transfer or otherwise deal with Certificates and Debt Obligations, including Certificates or Debt Obligations representing a subordinated interest in Receivables, Loans and/or Participation Interests ("Subordinated Interests") or a residual interest in Receivables ("Residual Interests").

         e. To loan or invest or otherwise apply proceeds from Receivables, Loans and/or Participation Interests, funds received in respect to Certificates, Debt Obligations, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors.

         f. To purchase, hold, and reissue any of the shares of its capital stock.

         g. To engage in any lawful act or activity to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be designated Common Stock, par value one cent ($.01) per share.

         FIFTH: The name and the mailing address of the incorporator are as follows:

                       Name                 Mailing Address
                       ----                 ---------------
                       Richard F. Morris    c/o  Lord Day & Lord, Barrett Smith
                                            1675 Broadway
                                            New York, NY  10019


         SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal By- Laws, subject to the reserved power of the stockholders to amend and repeal any By-Laws adopted by the Board of Directors.

         SEVENTH: Unless and except to the extent required by the By-Laws, the election of directors of the Corporation need not be by written ballot.

         EIGHTH: For so long as the Certificates are outstanding, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent. It shall maintain separate corporate records and books of account from those of its parent and any affiliate thereof.

                  At least one director of the Corporation shall not be a director, officer, or employee of its parent or any affiliate thereof.

                  Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions.

                  For purposes of this ARTICLE EIGHTH, the following terms shall have the following meanings:

                           "affiliate" means any person controlling or
                  controlled by or under common control with the parent, but shall not include the Corporation. For purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership
                  of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           "parent" means, with respect to the Corporation, any
                  other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                           "person" means any individual, corporation,
                  partnership, joint venture, association, joint stock

                           company, trust (including any beneficiary thereof),
                  unincorporated organization, or government or any agency or political subdivision thereof.

         NINTH: The Corporation shall not commence any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek to have an order for relief entered with respect to it, or seek to adjudicate it a bankrupt or insolvent, or seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or make a general assignment for the benefit of creditors without the unanimous vote of the entire Board of Directors.

         TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

         ELEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         TWELFTH: Each person who at any time is or shall have been a director, officer, employee or agent of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the fullest extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

         THIRTEENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

         FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. All rights at any time conferred upon the stockholders of the Corporation by this

Certificate of Incorporation are granted subject to the foregoing reservation; provided that no such amendment of Articles THIRD, EIGHTH, NINTH or FOURTEENTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Certificates or Debt Obligations that such amendment shall not result in the termination or lowering of the rating of such Certificates or Debt Obligations.

         THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate, and certify that the facts herein stated are true, and I have accordingly set my hand hereto this 9th day of November, 1993.



                                                 /s/ Richard F. Morris
                                                 -------------------------------
                                                 Richard F. Morris

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF
                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                NOVEMBER 24, 1993

         BOMBARDIER CREDIT RECEIVABLES CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

         FIRST: Article Eighth of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

                  EIGHTH: For so long as the Certificates are outstanding, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent.

                  It shall maintain separate corporate records and books of account from those of its parent and any affiliate thereof.

                  From and after the time of the initial issuance of the Certificates (as defined above in Article Third Section b), at least one director of the Corporation shall not be a director, officer, or employee of its parent or any affiliate thereof.

                  Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions.

                  For purposes of this ARTICLE EIGHTH, the following terms shall have the following meanings:

                           "affiliate" means any person controlling or
                  controlled by or under common control with the parent, but shall not include the Corporation. For purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           "parent" means, with respect to the Corporation, any
                  other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                           "person" means any individual, corporation,
                  partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         SECOND: The Corporation has not received any payment for any of its stock.

         THIRD: This amendment was duly adopted, by written consent of the sole incorporator, in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         The undersigned sole incorporator of the Corporation does hereby make, file and record this Certificate of Amendment with respect to the Corporation's Certificate of Incorporation (the initial directors not having been yet elected or named), and certifies that the facts stated herein are true and I have accordingly set my hand hereto this 24th day of November, 1993.


                                        /s/ Richard F. Morris
                                       -----------------------------------------

                                       Richard F. Morris
                                       Sole Incorporator of Bombardier Credit
                                       Receivables Corporation

                          CERTIFICATE OF THE AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                JANUARY 14, 1994


         BOMBARDIER CREDIT RECEIVABLES CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

         FIRST: By the written consent of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Corporation's Certificate of Incorporation, declaring such amendment to be advisable and soliciting the written consent in lieu of a special meeting of the sole stockholder of the Corporation to effect the amendment, pursuant to Section 228 of the General Corporation Law of Delaware, the resolution setting forth the proposed amendment is as follows:

                  EIGHTH: For so long as the Certificates are outstanding, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  It shall establish and maintain an office through which its business shall be conducted separate and apart from those of any affiliate. If such office is leased from an affiliate, such lease shall be on terms no more or less favorable to the Corporation than could be obtained elsewhere and such office shall be conspicuously identified as the Corporation's office so it can be easily located by outsiders.

                  It shall maintain full and complete corporate books, records and financial statements separately from those of any affiliate. The Corporation's financial statements shall comply with generally accepted accounting principles. To the extent possible, the Corporation shall inform any affiliate that includes the Corporation within such affiliate's consolidated financial statements that the existence of the Corporation and the ownership of its assets shall be disclosed in a footnote to such financial statements.

                  From and after the time of the initial issuance of the Certificates (as defined above in Article Third Section b), at least one-fourth of the total number of directors of the Corporation, but no less than two directors, shall be special directors.

                  Its Board of Directors shall hold regular meetings (or act by unanimous consent) to authorize appropriate corporate action. A quorum of the Board of Directors must be present in person, and not by means of conference telephone or similar communications equipment at least one meeting each year. The Corporation shall keep complete minutes of all Board of Director and stockholder meetings.

                  It shall independently make decisions with respect to its business and daily operations without interference by or from any affiliate. The Corporation shall not enter into any business transactions with any affiliate except upon terms that are not more or less favorable to the Corporation than terms and conditions available at the time to the Corporation for comparable transactions with unaffiliated persons and upon the approval of a majority of the Board of Directors including each director who is a special director. The declaration of dividends by the Corporation shall be approved by a majority of the Board of Directors, including each director who is a special director.

                  It shall act solely in its own corporate name and through its own authorized officers and agents. No affiliate shall be appointed agent of the Corporation except as agent to invoice and service receivables purchased by the Corporation under agreements authorized in Article Third Section b.

                  It shall directly manage its own liabilities, including paying its own payroll and operating expenses. In the event that employees of the Corporation participate in pension, insurance and other benefit plans of an affiliate, the Corporation shall on a current basis reimburse such affiliate, as the case may be, for the Corporation's pro rata share of the costs thereof.

                  It shall not guarantee the debts of any affiliate. The Corporation's debts shall not be guaranteed by any affiliate. The Corporation shall not acquire obligations or securities of, or make loans or advances to, any affiliate.

                  It shall not commingle any of its money or other assets with the money or assets of any affiliate. The Corporation shall maintain bank accounts in its own name separate from any affiliate.

                  Investment guidelines and criteria shall be established by a majority of the Board of Directors including at least one director who is a special director. Investments shall be made by the Corporation directly or by brokers engaged and paid by the Corporation. Investments shall be carried by the Corporation in its own name, except to the extent necessary to perfect the lien thereof in favor of an entity which purchase receivables pursuant to agreements authorized in Article Third Section b.

                  For purposes of this ARTICLE EIGHT, the following terms shall have the following meanings:

                  "affiliate" means any entity other than the Corporation itself
         (a) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the common stock of the Corporation, or which is otherwise in control of the Corporation, (b) of which 10% or more of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (a) above or (c) which otherwise controls or is otherwise controlled by any entity described in clause (a) above. For purposes of this definition of affiliate, the term "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controlled by" has meanings correlative to the foregoing.

                  "person" means individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                  "special director" mean a person who is not and has not at any time within five years preceding been an officer, director, 10 percent or more stockholder or employee of any Affiliate of the Corporation.

         SECOND: The sole stockholder of the Corporation consented in writing to such amendment, in satisfaction of the requirements of Section 228 of the General Corporation Law of Delaware.

         THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by William P. Brady, its Vice President and Treasurer, and attested by Andrew Baranowsky, its Assistant Secretary, this 14th day of January, 1994.


                                         BOMBARDIER CREDIT RECEIVABLES
                                         CORPORATION


                                         By /s/ William P. Brady
                                         ---------------------------------------
                                                William P. Brady
                                                Vice President and Treasurer

ATTEST:


By /s/ Andrew Baranowsky
------------------------------------------------------
       Andrew Baranowsky
       Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BOMBARDIER CREDIT RECEIVABLES CORPORATION


         Bombardier Credit Receivables Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), for the purpose of amending its Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law does hereby certify as follows:

         1. The Corporation's Certificate of Incorporation is hereby amended so that the first sentence of the seventh paragraph of Article EIGHTH of the Certificate of Incorporation, as amended, shall read as follows:

                  It shall act solely in its own corporate name and through its own authorized officers and agents, except that it may from time to time act on behalf of any trust formed under a trust agreement, pooling and servicing agreement or other agreement for which it is acting as a depositor in accordance with Article THIRD hereof.

         2. The Corporation hereby certifies that the amendment set forth above has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and has been consented to in writing by the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 12th day of September, 2000.



                                           BOMBARDIER CREDIT RECEIVABLES
                                           CORPORATION


                                           By /s/ Jean C. O'Neill
                                           -------------------------------------
                                                  Jean C. O'Neill
                                                  Secretary